Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

TENET HEALTHCARE CORPORATION

a Nevada corporation

As Amended and Restated Effective January 21, 2018

ARTICLE I

OFFICES

Section 1.1 Registered Office.

The registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Company of Nevada, in the City of Reno, in the State of Nevada, and, unless otherwise specified by the Board of Directors of the Corporation (the “Board”), said corporation shall be the resident agent of this Corporation in charge thereof.

Section 1.2 Other Offices.

The Corporation may have other offices, either within or outside of the State of Nevada, at such place or places as the Board or any elected officer of the Corporation may determine or the business of the Corporation may require from time to time.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 2.1 Place of Meetings.

All meetings of the stockholders shall be held at the Corporation’s corporate headquarters, or at any other place, within or without the State of Nevada, or by means of any electronic or other medium of communication, as the Board may designate for that purpose from time to time.

Section 2.2 Annual Meetings.

An annual meeting of the stockholders shall be held on the date and at the time as set by the Board, at which time the stockholders shall elect the members of the Board, consider reports of the affairs of the Corporation and transact such other business as may be properly brought before the meeting.

Section 2.3 Special Meetings.

2.3.1. Special meetings of the stockholders, for any purpose or purposes whatsoever, (a) may be called at any time by the Chairman, the Chief Executive Officer or the Board and (b) subject to and in compliance with the provisions of this Section 2.3, shall be called by the Secretary of the Corporation upon the written request of one or more Proposing Persons having Net Long Beneficial Ownership of at least a majority of all outstanding shares of common stock of the Corporation (the “Requisite Percentage”). Except in accordance with this Section 2.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Only such business shall be conducted at a special meeting as is expressly and specifically set forth in the Corporation’s notice of meeting.

2.3.2. In order for any special meeting of stockholders to be validly called by stockholders (a “Stockholder Requested Special Meeting”), one or more requests for a special meeting (each, a “Special Meeting Request”) in a proper form must be signed by one or more Proposing Persons having the Requisite Percentage of the outstanding shares of common stock of the Corporation and must be delivered to the Secretary at the Corporation’s corporate headquarters by registered mail, return receipt requested, in accordance with this Section 2.3.2. In determining whether a Stockholder Requested Special Meeting has been validly called, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request.

2.3.3. To be in proper form for purposes of this Section 2.3 each Special Meeting Request shall (a) set forth the name and address, as they appear on the stock books of the Corporation, of each Proposing Person, (b) bear the date of signature of each Proposing Person signing the Special Meeting Request, and (c) include (i) a statement of the specific purpose or purposes of the meeting, the matter or matters proposed to be acted on, the reasons for conducting such business, and the text of any proposal or business to be considered, in each case, at the Stockholder Requested Special Meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (ii) an acknowledgment of each Proposing Person that any disposition by such Proposing Person after the date of the Special Meeting Request of any shares of common stock of the Corporation shall be deemed a revocation of the Special Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied, and a commitment by such Proposing Person to continue to satisfy the Requisite Percentage through the date of the Stockholder Requested Special Meeting and to notify the Corporation upon any disposition of any shares of common stock of the Corporation, and (iii) such other information and representations regarding the Proposing Person and the matters proposed to be acted on at the Stockholder Requested Special Meeting that would be required to be set forth in a stockholder’s notice delivered pursuant to Section 2.10.

2.3.4. Any Proposing Person who delivered a valid Special Meeting Request shall update and supplement such request, if necessary or appropriate, so that the information provided or required to be provided in such request shall be true and correct (a) as of the record date for notice of the Stockholder Requested Special Meeting; and (b) as of the date that is 15 days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the corporate headquarters of the Corporation not later than five days after the record date for the Stockholder Requested Special Meeting (in the case of the update and supplement required under clause (a)), and not later than 10 days prior to the date for the Stockholder Requested Special Meeting or, if practical, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder Requested Special Meeting has been adjourned or postponed) (in the case of the update and supplement required under clause (b)).

2.3.5. Notwithstanding Section 2.3.1(b), the Secretary shall not be required to call a Stockholder Requested Special Meeting pursuant to a Special Meeting Request if: (a) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under, or was made in a manner that involved a violation of, applicable law (including Regulation 14A under the Exchange Act), (b) the Special Meeting Request is received by the Corporation during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending immediately following the final adjournment of the next annual meeting, (c) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”) was presented at any meeting of stockholders held within 120 days prior to receipt by the Corporation of such Special Meeting Request, or (d) a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held. In addition, if a Stockholder Requested Special Meeting is validly called in compliance with this Section 2.3, the Board may (in lieu of calling the Stockholder Requested Special Meeting) present any Similar Item for stockholder approval at any other meeting of stockholders (annual or special) that is held within 90 days after the Corporation receives Special Meeting Requests sufficient to call a Stockholder Requested Special Meeting in compliance with this Section 2.3; and, in such case, the Secretary of the Corporation shall not be required to call the Stockholder Requested Special Meeting.

2.3.6. Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and applicable law; provided, a Stockholder Requested Special Meeting shall be held within 90 days after the Corporation receives valid Special Meeting Requests in compliance with this Section 2.3 from Proposing Persons having Net Long Beneficial Ownership of the Requisite Percentage; provided, further, the Board shall have the discretion to (a) call an annual or special meeting of stockholders (in lieu of a Stockholder Requested Special Meeting) in accordance with the last sentence of Section 2.3.5 or (b) for any of the reasons set forth in Section 2.3.5, cancel any Stockholder Requested Special Meeting that has been called but not held.

2.3.7. Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) and (ii) any other matter submitted by the Board to the stockholders at the Stockholder Requested Special Meeting and included in the meeting notice thereof. Nothing in these Bylaws shall prevent or prohibit the Board from submitting matters to the stockholders at any Stockholder Requested Special Meeting. A Proposing Person who submitted a Special Meeting Request (or a qualified representative thereof, as described in Section 2.10.3(a)) shall be required to appear in person at the Stockholder Requested Special Meeting and present to stockholders the matters that were specified in the Special Meeting Request and included in the notice of the meeting. If no such Proposing Person or qualified representative appears in person at the Stockholder Requested Special Meeting to present such matters to stockholders, the Corporation need not present such matters for a vote at such meeting. A Proposing Person may revoke its Special Meeting Request at any time by written revocation to the Secretary at the Corporation’s corporate headquarters.

2.3.8. Definitions:

(a) “Net Long Beneficial Ownership” shall mean those shares of common stock of the Corporation as to which a stockholder possesses both (i) the sole voting and investment rights pertaining to the shares and (ii) the sole economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that Net Long Beneficial Ownership shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. The terms “affiliate” or “affiliates” as used in this definition shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(b) “Proposing Person” shall mean the holder of record of shares of common stock of the Corporation submitting a Special Meeting Request and the beneficial owner of such shares, if any, on whose behalf such Special Meeting Request is made; provided that, with respect to the informational requirements of clause (iii) of Section 2.3.3(c) of these Bylaws, if the record holder of such shares is acting solely as a nominee of the beneficial owner thereof and is making the Special Meeting Request solely on behalf of and at the direction of such beneficial owner, Proposing Person shall mean only such beneficial owner.

Section 2.4 Notice of Meetings.

2.4.1. Notice of each meeting of stockholders (and any supplement thereto), whether annual or special, shall be given at least 10 and not more than 60 days prior to the date thereof by the Chief Executive Officer, the President, the Secretary or any Assistant Secretary causing to be delivered to each stockholder of record entitled to vote at such meeting a written notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be signed by the Chief Executive Officer, the President, the Secretary or any Assistant Secretary and shall be (a) mailed postage prepaid to a stockholder at the stockholder’s address as it appears on the stock books of the Corporation, or (b) delivered to a stockholder by any other method of delivery permitted at such time by Nevada and federal law and by any exchange on which the Corporation’s shares shall be listed at such time. If any stockholder has failed to supply an address or otherwise specify an alternative method of delivery that is permitted by (b) above, notice shall be deemed to have been given if mailed to the address of the Corporation’s corporate headquarters or published at least once in a newspaper having general circulation in the county in which the Corporation’s corporate headquarters is located.

2.4.2. It shall not be necessary to give any notice of the adjournment of any meeting, or the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken; provided, however, that when a meeting is adjourned for 30 days or more, or when a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of the original meeting.

2.4.3. It shall not be necessary to give notice to any stockholder to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him during the period between those two consecutive annual meetings, shall have been returned undeliverable, or (b) all, and at least two, payments sent by first-class mail of dividends or interest on securities during a 12-month period, shall have been returned undeliverable.

Section 2.5 Consent by Stockholders.

Any action that may be taken at any meeting of the stockholders, except election or removal of directors, may be taken without a meeting if authorized by a writing signed by stockholders owning all of the shares entitled to vote on the action.

Section 2.6 Quorum.

2.6.1. The presence in person or by proxy of the persons entitled to vote, regardless of whether the proxy has authority to vote on all matters, a majority of the Corporation’s voting shares at any meeting constitutes a quorum for the transaction of business. Shares shall not be counted in determining the number of shares represented or required for a quorum or in any vote at a meeting if the voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting.

2.6.2. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of stockholders leaving less than a quorum.

2.6.3. In the absence of a quorum, a majority of the shares present in person or by proxy and entitled to vote may adjourn any meeting from time to time until a quorum shall be present in person or by proxy.

Section 2.7 Voting Rights.

2.7.1. At each meeting of the stockholders, each stockholder of record of the Corporation shall be entitled to one vote for each share of stock standing in the stockholder’s name on the books of the Corporation. Except as otherwise provided by law, the Articles of Incorporation (as the same has been or may be amended from time to time, the “Articles”) or these Bylaws, if a quorum is present, except with respect to election of directors (which is governed by Section 2.7.3), the majority of votes cast in person or by proxy in favor of such action shall be binding upon all stockholders of the Corporation.

2.7.2. The Board shall designate a day not more than 60 days prior to any meeting of the stockholders as the record date for determining which stockholders are entitled to notice of, and to vote at, such meetings.

2.7.3. A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (a) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.10 of these Bylaws and (b) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 2.8 Proxies.

Every stockholder entitled to vote may do so either in person or by written, electronic, telephonic or other proxy executed in accordance with the provisions of Section 78.355 of the Nevada Revised Statutes. Any written consent must be signed by the stockholder.

Section 2.9 Manner of Conducting Meetings.

To the extent not in conflict with Nevada law, the Articles or these Bylaws, meetings of stockholders shall be conducted pursuant to such rules as may be adopted by the Chairman presiding at the meeting.

Section 2.10 Notice of Stockholder Business and Nominations.

2.10.1. Annual Meetings of Stockholders.

(a) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman, the Board (or any duly authorized committee thereof) or the Chief Executive Officer, (ii) otherwise by or at the direction of the Chairman, the Board (or any duly authorized committee thereof) or the Chief Executive Officer, or (iii) by any stockholder of the Corporation who (A) was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.10 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (B) shall be entitled to vote at such meeting, and (C) complies with the notice procedures set forth in this Section 2.10 as to such nomination or business. Clause (iii) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b) Without qualification, for nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.10.1(a)(iii), the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the Corporation’s corporate headquarters not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which the Corporation makes a public announcement (as defined below) of the date of the annual meeting. The proviso of the previous sentence shall not be interpreted to give additional time for the giving of a stockholder’s notice where the annual meeting occurs more than 30 days earlier than the anniversary date of the immediately preceding annual meeting. In no event shall the adjournment or postponement of an annual meeting of stockholders or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, the stockholder’s notice to the Secretary (whether required by this Section 2.10.1(b) or Section 2.10.2) shall set forth:

(i) as to each person, if any, whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (D) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (F) all information with respect to such proposed nominee that would be required by Section 2.10.1(b)(iii)(B) to be set forth in a stockholder’s notice if such proposed nominee were a stockholder providing notice of a director nomination to be made at the meeting, and (G) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2.10.4;

(ii) if the notice relates to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Articles or these Bylaws, the language of the proposed amendment), (D) a description of any direct or indirect material interest by security holdings or otherwise of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made, or their respective affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Corporation or of a third party, or otherwise), and (E) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by the stockholder; and

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (B)(1) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any, and any other contract, arrangement, understanding or relationship (including, without limitation, any swap profit interest, hedging transaction, repurchase agreement or securities lending or borrowing arrangement) to which such stockholder or beneficial owner is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock of the Corporation or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such stockholder or beneficial owner or any of their affiliates with respect to, securities of the Corporation, or which may have payments based in whole or in part, directly or indirectly, on the price, value or volatility (or change in price, value or volatility) of any class or series of securities of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation (for purposes of this Section 2.10, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any right to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and (7) any performance-related fees (other than an asset-based fee) to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to clauses (1) through (7) above, as of the date of such notice and including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household or by such stockholder’s or such beneficial owner’s respective affiliates (naming such affiliates), (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (E) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination and (F) an undertaking by the stockholder and the beneficial owner, if any, to (1) notify the Corporation in writing of the information set forth in clauses (C) through (F) of Section 2.10.1(b)(i), clauses (D) and (E) of Section 2.10.1(b)(ii) and Section 2.10.1(b)(iii)(B) as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the day on which the Corporation makes a public announcement of the record date and (2) update such information thereafter within two business days of any change in such information, and in any event, as of close of business on the day preceding the meeting date.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require (x) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including with respect to qualifications established by any committee of the Board, (y) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance principle or Board committee charter of the Corporation, and (z) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

(c) Notwithstanding anything in the second sentence of Section 2.10.1(b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year’s annual meeting, a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new director positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the Corporation’s corporate headquarters not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

2.10.2. Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board (or a stockholder in accordance with Section 2.3) or (b) provided that the Board (or a stockholder in accordance with Section 2.3) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.10. The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Section 2.3. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice in the same form as required by Section 2.10.1(b) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.10.4) shall be delivered to the Secretary at the Corporation’s corporate headquarters not earlier than 120 days prior to such special meeting and not later than 90 days prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the close of business on the tenth day following the day on which the Corporation makes a public announcement of the date of the special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For avoidance of doubt, in the event any special meeting of stockholders is validly called pursuant to Section 2.3.1(b) for the purpose of electing one or more directors to the Board or conducting any other business, any person nominating a person for election to the Board or proposing any other business to be brought before such special meeting of stockholders must comply with the requirements of clauses (i)-(iii) of Section 2.10.1(b) with respect to any such nomination or other business within the time periods described in this Section 2.10.2.

2.10.3. General.

(a) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the Articles or these Bylaws, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether the stockholder solicited or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal or nomination in compliance with such stockholder’s representation as required by Section 2.10.1(b)(iii)(E)), and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 2.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, if the stockholder does not timely provide the notifications and updates contemplated by Section 2.10.1(b)(iii)(F) or (unless otherwise required by law) if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be introduced or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders.

(b) For purposes of this Section 2.10,

(i) “public announcement” shall include (A) the mailing by the Corporation to the stockholders of written notice, or (B) disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder;

(ii) the term “beneficial owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; and

(iii) the terms “affiliate” and “associate” have the meanings given to such terms in Rule 12b-2 under the Exchange Act.

(c) Nothing in this Section 2.10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, or (ii) of the holders of any series of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances pursuant to and to the extent provided in any applicable provisions of the Articles.

(d) Notwithstanding the foregoing provisions of this Section 2.10, any stockholder intending to propose business or make a director nomination at a stockholder meeting in accordance with this Section 2.10, and each related beneficial owner, if any, shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals of business or director nominations made or intended to be made by stockholders in accordance with this Section 2.10.

2.10.4. Submission of Written Questionnaire, Representation and Agreement.

Pursuant to Section 2.10.1(b)(i)(G), to be eligible to be a nominee for election or reelection as a director of the Corporation, a person whom a stockholder proposes to nominate for such election or reelection must deliver (not later than the deadline prescribed for delivery of notice under this Section 2.10) to the Secretary at the Corporation’s corporate headquarters a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation.

ARTICLE III

DIRECTORS – MANAGEMENT

Section 3.1 Powers.

Subject to the limitations of Nevada law, the Articles and these Bylaws as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, the Board.

Section 3.2 Number and Qualification; Change in Number.

3.2.1. Subject to Section 3.2.2, the authorized number of directors of this Corporation shall be not less than eight or more than 15, with the exact number to be established from time to time by resolution of the Board. All directors of this Corporation shall be at least 21 years of age and at least a majority of the directors shall be citizens of the United States.

3.2.2. The Board or the stockholders may increase the number of directors at any time and from time to time; provided, however, that neither the Board nor the stockholders may ever increase the number of directors by more than one during any 12-month period, except upon the affirmative vote of a majority of the directors, or the affirmative vote of the holders of a majority of all outstanding shares voting together and not by class. This provision may not be amended except by a like vote of directors or stockholders.

Section 3.3 Classification and Election.

The Board shall not be classified. Each director’s term of office shall begin immediately after election and shall continue until the next annual meeting of stockholders or until his successor is duly elected and qualified, whichever is later. The directors in office as of the date of adoption of these Bylaws shall continue to serve the terms for which they have been previously elected.

Section 3.4 Vacancies.

3.4.1. Any vacancies in the Board may be filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office for the balance of the term of the director being replaced or until the next annual meeting if such vacancy results from either the failure of the directors or stockholders to elect a director at a meeting at which an increase in the authorized number of directors is authorized or the stockholders failure, at any time, to elect the full number of authorized directors. The power to fill vacancies may not be delegated to any committee appointed in accordance with these Bylaws.

3.4.2. The stockholders may at any time elect a director to fill any vacancy not filled by the Board and may elect the additional director(s) at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of directors.

3.4.3. A vacancy or vacancies shall be deemed to exist in case of the death, permanent and total disability, resignation, retirement or removal of any director, if the directors or stockholders increase the authorized number of directors but fail to elect the additional director or directors at a meeting at which such increase is authorized or at an adjournment thereof, or if the stockholders fail at any time to elect the full number of authorized directors.

3.4.4. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to immediately elect a successor who shall take office when the resignation shall become effective.

3.4.5. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 3.5 Removal of Directors.

Except as provided in any resolution for any class or series of Preferred Stock, any one or more director(s) may be removed from office, with or without cause, by the affirmative vote of a majority of all the outstanding voting power of the Corporation, voting together and not by class. This provision may not be amended except by like vote of stockholders.

Section 3.6 Resignations.

Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Secretary, the Chief Executive Officer or the President. Such resignation shall take effect at the time it specifies, and the acceptance of such resignation shall not be necessary to make it effective. Resignations accepted by the Board may not be revoked.

Section 3.7 Place of Meetings.

3.7.1. Regular and special meetings of the Board shall be held at the corporate headquarters of the Corporation in the State of Texas or at such other place within or without the State of Nevada as may be designated for that purpose by the Board.

3.7.2. Meetings of the Board may be held in person or by means of any electronic or other medium of communication approved by the Board from time to time.

Section 3.8 Meeting After Annual Stockholders Meeting.

The first meeting of the Board held after an annual stockholders meeting shall be held at such time and place within or without the State of Nevada (a) as the Chief Executive Officer or the President may announce at the annual stockholders meeting, or (b) at such time and place as shall be fixed pursuant to notice given under other provisions of these Bylaws. No other notice of such meeting shall be necessary.

Section 3.9 Other Regular Meetings.

3.9.1. Regular meetings of the Board shall be held at such time and place within or without the State of Nevada as may be agreed upon from time to time by a majority of the Board.

3.9.2. Notwithstanding the provisions of Section 3.11, no notice need be provided of regular meetings, except that a written notice shall be given to each director of the resolution establishing a regular meeting date or dates, which notice shall set forth the date, time and place of the meeting(s). Except as otherwise provided in these Bylaws or the notice of the meeting, any and all business may be transacted at any regular meeting of the Board.

Section 3.10 Special Meetings.

Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Lead Director, if one then exists, the Chief Executive Officer, the President or a majority of the directors. Except as otherwise provided in these Bylaws or the notice of the meeting, any and all business may be transacted at any special meeting of the Board.

Section 3.11 Notice; Waiver of Notice.

Notice of each regular Board meeting not previously approved by the Board and each special Board meeting shall be (a) mailed by U.S. mail to each director not later than three days before the day on which the meeting is to be held, (b) sent to each director by overnight delivery service, telex, facsimile transmission, telegram, e-mail, any other electronic transmission permitted by Nevada law or delivered personally not later than 5:00 p.m. (Texas time) on the day before the date of the meeting, or (c) provided to each director by telephone not later than 5:00 p.m. (Texas time) on the day before the date of the meeting. Any director who attends a regular or special Board meeting and (x) waives notice by a writing filed with the Secretary, (y) is present thereat and asks that his/her oral consent to the notice be entered into the minutes or (z) takes part in the deliberations thereat without expressly objecting to the notice thereof in writing or by asking that his/her objection be entered into the minutes shall be deemed to have waived notice of the meeting and neither that director nor any other person shall be entitled to challenge the validity of such meeting.

Section 3.12 Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

Section 3.13 Quorum.

A majority of the number of directors as fixed by the Articles or these Bylaws, or by the Board pursuant to the Articles or these Bylaws, shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided, however, that a minority of the directors, in the absence of a quorum, may adjourn from time to time or fill vacant directorships in accordance with Section 3.4 but may not transact any other business. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of directors, leaving less than a quorum.

Section 3.14 Action by Unanimous Written Consent.

Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing thereto. Such written consent shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

Section 3.15 Lead Director.

If at any time the Chairman of the Board shall be the Chief Executive Officer or other officer of the Corporation, a Lead Director shall be selected by the other directors from among the independent directors. The Lead Director shall convene and chair executive sessions of the non-management members of the Board and will have such other responsibilities as the Board may determine from time to time. The Lead Director may be removed as Lead Director at any time with or without cause by a majority of the Board. The Lead Director, if one then exists, shall also hold the office of Vice Chairman.

Section 3.16 Compensation.

The Board may pay to directors a fixed sum for attendance at each meeting of the Board or of a standing or special committee, a stated retainer for services as a director, a stated fee for serving as a chair of a standing or special committee and such other compensation, including benefits, as the Board or any standing committee thereof shall determine from time to time. Additionally, the directors may be paid their expenses of attendance at each meeting of the Board or of a standing or special committee.

Section 3.17 Transactions Involving Interests of Directors.

In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction or is a party to such contract or transaction; provided, however, that such contract or transaction complies with applicable law. Each and every person who is or may become a director of the Corporation hereby is relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the Corporation for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way. Any director of the Corporation may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that such director also is a stockholder, director or officer of, or has any interest in, such other person; provided, however, that such director shall disclose any such relationship or interest to the Board prior to a vote or action.

Section 3.18 Emeritus Positions.

From time to time, the Board may designate an individual to serve in an emeritus position with respect to the Board, including by way of example but not by way of limitation, as an Emeritus Director, as a Chairman Emeritus of the Board or as a Vice Chairman Emeritus of the Board. These positions shall be honorary positions and parties elected to such positions may be asked to attend meetings of the Board or stockholders from time to time. An individual holding an emeritus position may receive compensation for serving in such capacity, may or may not be an officer of the Corporation, shall have no vote at a director’s meeting and may be refused access to material non-public information pertaining to the Corporation. An individual designated to hold an emeritus position may be so designated for any reason deemed appropriate by the Board, including such individual’s experience with and contributions to the Corporation. Any Emeritus Director may be removed by the Board, either with or without cause, at any time.

Section 3.19 Advisory Directors.

The Board may elect one or more advisory directors, each of whom shall have such powers and perform such duties as the Board shall assign to them. Any advisory director may be removed, either with or without cause, at any time. Nothing herein contained shall be construed to preclude any advisory director from serving the Corporation in any other capacity as an officer, agent or otherwise, or receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 4.1 Executive Officers.

The executive officers of the Corporation shall be a Chief Executive Officer and a Chief Financial Officer and may include, without limitation, one or more of each of the following: President, Chairman, Vice Chairman, Chief Corporate Officer, Chief Operating Officer, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Group or Division President, Group or Division Chief Executive Officer, Secretary and Treasurer. Any person may hold two or more offices. Each executive officer of the Corporation shall be elected annually by the Board, may be reclassified by the Board as a non-executive officer (or as a non-officer) at any time, shall serve at the pleasure of the Board and shall hold office for one year unless he/she resigns or is terminated by the Board or the Chief Executive Officer.

Section 4.2 Appointed Officers: Titles.

4.2.1. The Chief Executive Officer shall appoint a Secretary and a Treasurer of the Corporation if those officers have not been elected by the Board. The Chief Executive Officer (or the Secretary in the case of Assistant Secretaries or the Treasurer in the case of Assistant Treasurers) also may appoint additional officers of the Corporation if not previously elected by the Board, including one or more of each of the following: President, Vice Chairman, Chief Corporate Officer, Chief Operating Officer, Chief Accounting Officer, Controller, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Assistant Secretary, Assistant Treasurer or such other officers as the Chief Executive Officer may deem to be necessary, desirable or appropriate. Each such appointed officer shall hold such title at the pleasure of the appointing officer and have such authority and perform such duties as are provided in these Bylaws, or as the Chief Executive Officer or the appointing officer may determine from time to time. Any person appointed under this Section 4.2.1 to serve in any of the foregoing positions shall be deemed by reason of such appointment or service in such capacity to be an “officer” of the Corporation.

4.2.2. The Chief Executive Officer or a person designated by the Chief Executive Officer also may appoint one or more of each of the following for any operating region, division, group or corporate staff function of the Corporation: Chief Executive Officer, President, Vice Chairman, Chief Corporate Officer, Chief Operating Officer, Chief Accounting Officer, Controller, Senior Executive Vice President, Executive Vice President, Senior Vice President, Vice President, Assistant Controller and such other officers as the Chief Executive Officer may deem to be necessary, desirable or appropriate. Each such appointed officer shall hold such title at the pleasure of the Chief Executive Officer and have authority to act for and perform duties only with respect to the region, division, group or corporate staff function for which the person is appointed. Any person appointed under this Section 4.2.2 to serve in any of the foregoing positions shall be deemed by reason of such appointment or service in such capacity to be an “officer” of the Corporation.

Section 4.3 Removal and Resignation; No Right to Continued Employment.

4.3.1. Any elected executive officer may be removed at any time by the Board, either with or without cause. Any appointed officer may be removed from such position at any time by the Board, the Chief Executive Officer, the person making such appointment or his/her successor, either with or without cause.

4.3.2. Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect as of the date of the receipt of such notice, or at any later time specified therein; provided, however, that such officer may be removed at any time notwithstanding such resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.3.3. The fact that an employee has been elected by the Board to serve as an executive officer or appointed to serve as an officer shall not entitle such employee to remain an officer or employee of the Corporation.

Section 4.4 Vacancies.

A vacancy in any office due to death, permanent and total disability, retirement, resignation, removal, disqualification or any other cause may be filled in any manner prescribed in these Bylaws for regular elections or appointments to such office or may not be filled.

Section 4.5 Chairman and Vice Chairman.

The Chairman shall preside at all meetings of the Board and at all meetings of the stockholders and shall exercise and perform such other powers and duties as from time to time may be assigned by the Board. In the absence of the Chairman, a Vice Chairman shall preside at all meetings of the Board and stockholders and exercise and perform such other powers and duties as from time to time may be assigned by the Board. A Vice Chairman need not be a member of the Board.

Section 4.6 Chief Executive Officer.

Subject to the oversight of the Board, the Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Corporation. If not a member of the Board, the Chief Executive Officer shall be an ex officio member of the Executive Committee of the Board and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and such other powers and duties as may be assigned by the Board.

Section 4.7 Chief Financial Officer.

The Chief Financial Officer shall exercise direction and control of the financial affairs of the Corporation, including the preparation of the Corporation’s financial statements. The Chief Financial Officer shall have the general powers and duties usually vested in the office of the chief financial officer of a corporation and such other powers and duties as may be assigned by the Chief Executive Officer or the Board.

Section 4.8 President.

In the case of the death or total and permanent disability of the Chief Executive Officer, a President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer, including the power to sign all instruments and to take all actions that the Chief Executive Officer is authorized to perform by the Board or these Bylaws. A President shall have the general powers and duties usually vested in the office of president of a corporation and such other powers and duties as may be assigned by the Chief Executive Officer or the Board.

Section 4.9 Chief Operating Officer.

Subject to the oversight of the Chief Executive Officer and the President, the Chief Operating Officer shall exercise direction and control over the day-to-day operations of the Corporation. In the case of the death or total and permanent disability of the Chief Executive Officer and President(s), the Chief Operating Officer or Chief Corporate Officer, in order of rank or seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of the chief operating officer of a corporation and such other powers and duties as from time to time may be assigned to the Chief Operating Officer by the Chief Executive Officer or the Board.

Section 4.10 Chief Corporate Officer.

Subject to the oversight of the Chief Executive Officer and the President, the Chief Corporate Officer shall exercise direction and control over the day-to-day corporate functions of the Corporation. In the case of the death or total and permanent disability of the Chief Executive Officer and President(s), the Chief Operating Officer or Chief Corporate Officer, in order of rank or seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. The Chief Corporate Officer shall have the general powers and duties of management usually vested in the office of chief corporate officer of a corporation and such other powers and duties as from time to time may be assigned to the Chief Corporate Officer by the Chief Executive Officer or the Board.

Section 4.11 Senior Executive Vice President, Executive Vice President, Senior Vice President and Vice President.

In the case of the death or total and permanent disability of the Chief Executive Officer, the President(s), the Chief Operating Officer and the Chief Corporate Officer, a corporate Senior Executive Vice President, an Executive Vice President, a Senior Vice President or a Vice President, in the order of rank and seniority, shall perform all of the duties of such officer, and when so acting shall have all the powers of and be subject to all the restrictions upon such officer, including the power to sign all instruments and to take all actions that such officer is authorized to perform by the Board or these Bylaws. Each such officer shall have the general powers and duties usually vested in such office. Each operating region, division, group or corporate staff function officer shall have the general powers and duties usually vested in such office. Each such officer shall have such other powers and perform such other duties as from time to time may be assigned to them respectively by the Chief Executive Officer or the Board.

Section 4.12 Secretary and Assistant Secretaries.

4.12.1. The Secretary shall (a) attend all sessions of the Board and all meetings of the stockholders; (b) record and keep, or cause to be kept, all votes and the minutes of all proceedings in a book or books to be kept for that purpose at the corporate headquarters of the Corporation, or at such other place as the Board may from time to time determine; and (c) perform like duties for the Executive and other committees of the Board, when required. In addition, the Secretary shall keep or cause to be kept, at the registered office of the Corporation in the State of Nevada, those documents required to be kept thereat by Section 6.2 of the Bylaws and Section 78.105 of the Nevada Revised Statutes.

4.12.2. The Secretary shall give, or cause to be given, notice of meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be assigned by the Board or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it. When required, the seal shall be attested by the Secretary’s, the Treasurer’s or an Assistant Secretary’s signature. The Secretary or an Assistant Secretary hereby is authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of this Corporation or to actions duly taken by the Board, the Executive Committee, any other committee of the Board or the stockholders.

4.12.3. The Assistant Secretary or Secretaries, in the order of their seniority, shall perform the duties and exercise the powers of the Secretary and perform such duties as the Chief Executive Officer shall prescribe in the case of death or total and permanent disability of the Secretary.

Section 4.13 Treasurer and Assistant Treasurers.

4.13.1. The Treasurer shall deposit all moneys and other valuables in the name, and to the credit, of the Corporation, with such depositories as may be determined by the Treasurer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or permitted by the Chief Executive Officer or Chief Financial Officer, shall render to the Chief Executive Officer, the Chief Financial Officer and directors, whenever they request it, an account of all transactions and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws or permitted by the Chief Executive Officer or Chief Financial Officer.

4.13.2. The Assistant Treasurer or Treasurers, in the order of their seniority, shall perform the duties and exercise the powers of the Treasurer and perform such duties as the Chief Executive Officer or the Chief Financial Officer shall prescribe in the case of death or total and permanent disability of the Treasurer.

Section 4.14 Additional Powers, Seniority and Substitution of Officers.

In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board may by resolution from time to time (a) impose or confer upon any of the officers such additional duties and powers as the Board may see fit, (b) determine the order of seniority among the officers, and (c) except as otherwise provided above, provide that in the case of death or total and permanent disability of any officer or officers, any other officer or officers shall temporarily or indefinitely assume the duties, powers and authority of the officer or officers who died or became totally and permanently disabled. Any such resolution may be final, subject only to further action by the Board, granting to any of the Chief Executive Officer, President(s), Chairman or Vice Chairman (or Chairmen) such discretion as the Board deems appropriate to impose or confer additional duties and powers, to determine the order of seniority among officers and to provide for substitution of officers as above described.

Section 4.15 Compensation.

The elected officers of the Corporation shall receive such compensation as shall be fixed from time to time by the Board or a committee thereof. The appointed officers of the Corporation shall receive such compensation as shall be fixed from time to time by the Board or a committee thereof, by the Chief Executive Officer or by any officer designated by the Board or the Chief Executive Officer. Unless otherwise determined by the Board, no officer shall be prohibited from receiving any compensation by reason of the fact that such officer also is a director of the Corporation.

Section 4.16 Transaction Involving Interest of an Officer.

In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the officers of the Corporation is interested in any way in, or connected with any other party to, such contract or transaction, or are themselves parties to such contract or transaction; provided, however, that such contract or transaction complies with applicable law. Each and every person who is or may become an officer of the Corporation hereby is relieved, to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Corporation for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way.

ARTICLE V

EXECUTIVE AND OTHER COMMITTEES

Section 5.1 Standing Committees.

5.1.1. The Board shall appoint an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, consisting of such number of members as the Board may designate, consistent with the Articles, these Bylaws and the laws of the State of Nevada.

5.1.2. The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Corporation, but the Executive Committee shall not have the power to fill vacancies on the Board, to change the membership of or to fill vacancies in the Executive Committee or any other Committee of the Board, to adopt, amend or repeal these Bylaws or to declare dividends or other distributions. The members of the Executive Committee shall be the Chairman of the Board, the Lead Director, if one then exists, the Chair of each committee of the Board and the Chief Executive Officer, provided that the Chief Executive Officer is a member of the Board and is not Chairman of the Board.

5.1.3. The Audit Committee shall select and engage, on behalf of the Corporation and subject to the consent of the stockholders, and fix the compensation of, a firm of certified public accountants. It shall be the duty of the firm of certified public accountants, which firm shall report to the Audit Committee, to audit the books and accounts of the Corporation and its consolidated subsidiaries. The Audit Committee shall confer with the auditors to determine, and from time to time shall report to the Board upon, the scope of the auditing of the books and accounts of the Corporation and its consolidated subsidiaries. None of the members of the Audit Committee shall be officers or employees of the Corporation. If required by Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation’s shares shall be listed, the Board shall approve a charter for the Audit Committee, and the Audit Committee shall comply with such charter in the performance of its duties.

5.1.4. The Compensation Committee shall establish a general compensation policy for the Corporation’s directors and elected officers and shall have responsibility for approving the compensation of the Corporation’s directors, elected officers and any other senior officers determined by the Compensation Committee. The Compensation Committee shall have all of the powers of administration granted to the Compensation Committee under the Corporation’s non-qualified employee benefit plans, including any stock incentive plans, long-term incentive plans, bonus plans, retirement plans, deferred compensation plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee shall determine, subject to the provisions of such plans, the directors, officers and employees of the Corporation eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. None of the members of the Compensation Committee shall be officers or employees of the Corporation. The Compensation Committee may delegate any or all of its powers of administration under any or all of the Corporation’s non-qualified employee benefit plans to any committee or entity appointed by the Compensation Committee. If required by any Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation’s shares shall be listed, the Board shall approve a charter for the Compensation Committee, and the Compensation Committee shall comply with such charter in the performance of its duties.

5.1.5. The Nominating and Corporate Governance Committee shall identify individuals qualified to become Board members (consistent with the criteria approved by the Board), recommend to the Board director candidates for nomination at the annual meeting of stockholders, and develop and recommend to the Board the Corporation’s corporate governance principles. None of the members of the Nominating and Corporate Governance Committee shall be officers or employees of the Corporation. If required by any Nevada or federal laws, rules or regulations, or by the rules or regulations of any exchange on which the Corporation’s shares shall be listed, the Board shall approve a charter for the Nominating and Corporate Governance Committee, and the Nominating and Corporate Governance Committee shall comply with such charter in the performance of its duties.

Section 5.2 Other Committees.

Subject to the limitations of the Articles, these Bylaws and the laws of the State of Nevada as to action to be authorized or approved by the stockholders, or duties not delegable by the Board, any or all of the responsibilities and powers of the Board may be exercised, and the business and affairs of this Corporation may be exercised or controlled by or under the authority of such other committee or committees as may be appointed by the Board, including, without limitation, a Quality, Compliance & Ethics Committee. The responsibilities and powers to be exercised by any such committee shall be designated by the Board.

Section 5.3 Procedures.

Subject to the limitations of the Articles, these Bylaws and the laws of the State of Nevada regarding the conduct of business by the Board and its appointed committees, the Board and any committee created under this Article V may use any procedures for conducting its business and exercising its powers, including, without limitation, acting by the unanimous written consent of its members in the manner set forth in Section 3.14. A majority of any committee shall constitute a quorum. Notices of meetings shall be provided and may be waived, in the manner set forth in Section 3.11.

ARTICLE VI

CORPORATE RECORDS AND REPORTS - INSPECTION

Section 6.1 Records.

The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its corporate headquarters or at other locations within or without the State of Nevada as may be designated by the Board.

Section 6.2 Articles, Bylaws and Stock Ledger.

The Corporation shall maintain and keep the following documents at its registered office in the State of Nevada: (a) a certified copy of the Articles and all amendments thereto; (b) a certified copy of these Bylaws and all amendments thereto; and (c) a statement setting forth the following: “The Bank of New York Mellon, whose address is 101 Barclay Street, New York, New York, 10286, is the custodian of the stock ledger of the Corporation.”

Section 6.3 Inspection.

The books and records of the Corporation may be inspected in accordance with Sections 78.105 and 78.257 of the Nevada Revised Statutes.

Section 6.4 Checks, Drafts, Etc.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the Corporation, shall be signed or endorsed only by such person or persons, and only in such manner, as shall be authorized from time to time by the Board, the Chief Executive Officer, the Chief Financial Officer or the Treasurer.

ARTICLE VII

OTHER AUTHORIZATIONS

Section 7.1 Execution of Contracts.

Except as otherwise provided in these Bylaws, the Board may authorize any officer or agent of the corporation to enter into and execute any contract, document, agreement or instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent or employee shall have any power or authority, except in the ordinary course of business, to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable for any purpose or in any amount.

Section 7.2 Dividends or Other Distributions.

From time to time, the Board may declare, and the Corporation may pay, dividends or other distributions on its outstanding shares in the manner and on the terms and conditions provided by the laws of the State of Nevada and the Articles, subject to any contractual restrictions to which the Corporation is then subject.

ARTICLE VIII

SHARES AND TRANSFER OF SHARES

Section 8.1 Shares.

8.1.1. The shares of the capital stock of the Corporation may be represented by certificates or uncertificated. Each registered holder of shares of capital stock, upon written request to the Secretary of the Corporation, shall be provided with a stock certificate representing the number of shares owned by such holder.

8.1.2. Certificates for shares shall be in such form as the Board may designate and shall be numbered and registered as they are issued. Each shall state: the name of the record holder of the shares represented thereby; its number and date of issuance; the number of shares for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to rights of redemption or conversion, if any; and a statement of liens or restrictions upon transfer or voting, if any, or, alternatively, a statement that certificates specifying such matters may be obtained from the Secretary of the Corporation.

8.1.3. Every certificate for shares must be signed by the Chief Executive Officer or the President and the Secretary or an Assistant Secretary, or must be authenticated by facsimiles of the signatures of the Chief Executive Officer or the President and the Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile or a signature must be countersigned by a transfer agent or transfer clerk, and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

8.1.4. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on a certificate for shares ceases, by death, resignation, retirement or otherwise, to be an officer of the Corporation before the certificate is delivered by the Corporation, the certificate shall be as valid as though signed by a duly elected, qualified and authorized officer if it is countersigned by the signature or facsimile signature of a transfer clerk or transfer agent and registered by an incorporated bank or trust company, as registrar of transfers.

8.1.5. Even though a person whose facsimile signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed or stamped on a certificate for shares ceases, by death, resignation or otherwise, to be a person authorized to so sign such certificate before the certificate is delivered by the Corporation, the certificate shall be deemed countersigned by the facsimile signature of a transfer agent or transfer clerk for purposes of meeting the requirements of this section.

Section 8.2 Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate, if requested by the transferee, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 8.3 Lost or Destroyed Certificates.

The Board may direct, or may authorize the Secretary to direct, a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the Secretary’s receipt of an affidavit of that fact by the person requesting the replacement certificate for shares so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board or Secretary may, in its or the Secretary’s discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 8.4 Transfer Agents and Registrars.

The Board, the Chief Executive Officer, the Chief Financial Officer or the Secretary may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Corporation, an incorporated bank or trust company or any other person or entity, either domestic or foreign.

Section 8.5 Fixing Record Date for Dividends, Etc.

The Board may fix a time, not exceeding 50 days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and, in such case, only stockholders of record on the date so fixed shall be entitled to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

Section 8.6 Record Ownership.

The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation’s stock to receive dividends or other distributions and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE IX

AMENDMENTS TO BYLAWS

Section 9.1 By Stockholders.

New or restated bylaws may be adopted, or these Bylaws may be repealed, amended or restated, at any meeting of the stockholders at which notice was provided in accordance with these Bylaws, by the affirmative vote of the holders of a majority of all outstanding shares voting together and not by class, except as otherwise provided in these Bylaws.

Section 9.2 By Directors.

Subject to the right of the stockholders to adopt, amend or restate or repeal these Bylaws, as provided in Section 9.1, the Board may adopt, amend or repeal any of these Bylaws, except as otherwise provided in these Bylaws, by the affirmative vote of a majority of directors. This power may not be delegated to any committee appointed in accordance with these Bylaws.

Section 9.3 Record of Amendments.

Whenever an amendment or a new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted, or written assent was filed, shall be stated in said book.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 10.1 Definitions.

As used in this Article X, the following terms have the following definitions:

10.1.1. “Affiliate” has the meaning given to such term in Rule 12b-2 under the Exchange Act.

10.1.2. “Change in Control” shall be deemed to have occurred if, after the Effective Date: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power represented by the Corporation’s then outstanding Voting Securities, (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (c) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation’s assets.

10.1.3. “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by an Indemnitee.

10.1.4. “Effective Date” means November 5, 2008.

10.1.5. “Expenses” means any expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, reasonable travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being a witness in, or participating in, or preparing for any of the foregoing in, any Proceeding relating to an Indemnifiable Event, and any expenses of establishing a right to indemnification under this Article X.

10.1.6. “Indemnifiable Event” means any event or occurrence that takes place on or after the Effective Date, related to the fact that an Indemnitee is or was a director or officer of the Corporation or any of its Affiliates or subsidiaries, or while a director or officer of the Corporation or any of its Affiliates or subsidiaries, is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent, limited partner, member or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such Indemnitee in any such capacity, whether or not the basis of the Proceeding is an alleged action or inaction in an official capacity as a director, officer, employee, or agent.

10.1.7. “Indemnitee” means (a) any present or former director or officer of the Corporation or any of its Affiliates or subsidiaries who has served as such a director or officer on or after the Effective Date, (b) any present or former director, officer, employee or agent of the Corporation or any of its Affiliates or subsidiaries deemed to be an Indemnitee pursuant to Section 10.13 who has served as such a director, officer, employee or agent on or after the Effective Date, and (c) any other present or former employee or agent of the Corporation or any of its Affiliates or subsidiaries to the extent that such employee or agent has been designated as an Indemnitee or as being entitled to all or part of the rights of an Indemnitee under this Article X pursuant to a resolution of the Board or a written instrument executed by the Corporation’s Chief Executive Officer, Chief Financial Officer or General Counsel.

10.1.8. “Independent Counsel” means the person or body appointed in connection with Section 10.3.

10.1.9. “Proceeding” means any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, or investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether conducted by the Corporation or any other party, whether civil, criminal, administrative, investigative, or other, that relates to an Indemnifiable Event.

10.1.10. “Voting Securities” means any securities of the Corporation that vote generally in the election of directors.

Section 10.2 Indemnification; Advancement of Expenses.

10.2.1. General Agreement.

In the event any Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify such Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 30 days after written demand to the Corporation in accordance with Section 10.4, from and against any and all Expenses, liability or loss, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Article X, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto).

10.2.2. Initiation of Proceeding by Indemnitee.

Notwithstanding anything in this Article X to the contrary, no Indemnitee shall be entitled to indemnification or payment of Expenses pursuant to this Article X in connection with any Proceeding or part thereof initiated by such Indemnitee (including, without limitation, counterclaims) against the Corporation or any of its Affiliates or subsidiaries, or any director or officer of the Corporation or any of its Affiliates or subsidiaries, unless (a) the Corporation or the applicable Affiliate or subsidiary has joined in or the Board has consented to the initiation of such Proceeding; (b) the Proceeding is one to enforce indemnification rights under Section 10.5, or (c) the Proceeding is instituted after a Change in Control.

10.2.3. Payment of Expenses in Advance of Final Disposition.

If so requested by any Indemnitee, the Corporation shall pay any and all Expenses to such Indemnitee (an “Expense Payment”) within 15 business days after the receipt by the Corporation of a statement or statements from such Indemnitee requesting such payment or payments. Expense Payments shall be made without regard to any Indemnitee’s ability to repay the Expenses and without regard to any Indemnitee’s ultimate entitlement to indemnification under the provisions of this Article X. An Indemnitee shall qualify for the payment of Expenses solely upon the execution and delivery to the Corporation of an undertaking in form and substance reasonably satisfactory to the Corporation providing that such Indemnitee undertakes to repay the amount if it is ultimately determined by a court of competent jurisdiction that such Indemnitee is not entitled to be indemnified by the Corporation. Payments shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of payment. Any determination made by the Independent Counsel that an Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and such Indemnitee shall not be required to reimburse the Corporation for any Expense Payment until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). An Indemnitee’s obligation to reimburse the Corporation for Expense Payments shall be unsecured and no interest shall be charged thereon.

10.2.4. Mandatory Indemnification.

Notwithstanding any other provision of this Article X, to the extent that an Indemnitee has been successful (on the merits or otherwise) in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against all Expenses incurred in connection therewith. For purposes of this Section 10.2.4 and without limiting the foregoing, the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

10.2.5. Partial Indemnification.

If any Indemnitee is entitled under any provision of this Article X to indemnification by the Corporation for some or a portion of any Expenses, liability or loss, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, or any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Article X, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such Indemnitee for the portion thereof to which such Indemnitee is entitled.

Section 10.3 Authorization of Indemnification; Independent Counsel.

The person, persons or entity (the “Independent Counsel”) who shall determine whether indemnification is permissible under applicable law shall be an attorney admitted to practice in the State of Nevada, selected by the Indemnitee seeking indemnification and approved and appointed by a majority vote of a quorum consisting of the Disinterested Directors. If no Disinterested Directors exist, then the Board shall select a person, persons or entity otherwise capable of acting as Independent Counsel to appoint the Independent Counsel. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the applicable Indemnitee against the other in an action to determine such Indemnitee’s rights under this Article X or under any agreement between such Indemnitee and the Corporation. Such counsel, among other things, shall render a written determination to the Corporation and such Indemnitee as to whether and to what extent such Indemnitee is permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the Independent Counsel and any party selected to appoint Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Article X or their engagement hereunder.

Section 10.4 Indemnification Process and Appeal.

10.4.1. An Indemnitee shall be entitled to indemnification and shall receive payment thereof from the Corporation in accordance with this Article X as soon as practicable but in any event no later than 30 calendar days after such Indemnitee has made written demand on the Corporation for indemnification (which written demand shall include such documentation and information as is reasonably available to such Indemnitee and is reasonably necessary to determine whether and to what extent such Indemnitee is entitled to indemnification), unless the Independent Counsel has provided a written determination to the Corporation and such Indemnitee that indemnification is not permissible under applicable law.

10.4.2. If (a) no determination as to whether indemnification is permissible under applicable law has been made within 30 calendar days after an Indemnitee has made a demand in accordance with Section 10.4.1, (b) payment of indemnification pursuant to Section 10.4.1 is not made within 30 calendar days after a determination that indemnification is permissible under applicable law, (c) Independent Counsel determines pursuant to Section 10.4.1 that indemnification is not permissible under applicable law, or (d) an Indemnitee has not received payment of Expenses within 15 business days after making such a request in accordance with Section 10.2.3, then the applicable Indemnitee shall have the right to enforce its rights under this Article X by commencing litigation in any court of competent jurisdiction seeking an initial determination by the court or challenging any determination by the Independent Counsel or any aspect thereof. Any determination by the Independent Counsel not challenged by the applicable Indemnitee on or before the first anniversary of the date of the Independent Counsel’s determination shall be binding on the Corporation and such Indemnitee. The remedy provided for in this Section 10.4 is non-exclusive and shall be in addition to any other remedies available to each Indemnitee in law or equity.

10.4.3. To the maximum extent permitted by applicable law in making a determination with respect to whether indemnification is permissible, the Independent Counsel shall presume that indemnification is permissible if the applicable Indemnitee has submitted a request for indemnification in accordance with Section 10.4.1, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by the Independent Counsel of any determination contrary to that presumption.

10.4.4. It shall be a defense to any action brought by any Indemnitee against the Corporation to enforce this Article X (other than an action brought to enforce a claim for Expense Payment incurred in connection with a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that it is not permissible under applicable law for the Corporation to indemnify such Indemnitee for the amount claimed.

10.4.5. In connection with any action brought pursuant to Section 10.4.2 as to whether an Indemnitee is entitled to be indemnified hereunder, the Corporation must prove with clear and convincing evidence that such Indemnitee is not entitled to indemnification under this Article X. Neither the failure of the Independent Counsel to have made a determination prior to the commencement of such action by such Indemnitee that indemnification is permissible under applicable law, nor an actual determination by the Independent Counsel that indemnification is not permissible under applicable law shall be admissible as evidence in any such action for any purpose. For purposes of this Article X, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that such Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

10.4.6. For the purposes of any determination by the Independent Counsel under this Article X, an Indemnitee shall be deemed to have acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such Indemnitee’s conduct was unlawful, if such Indemnitee’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such Indemnitee by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 10.4.6 shall mean any of the Corporation’s Affiliates or subsidiaries or any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the applicable Indemnitee is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 10.4.6 shall not be deemed to be exclusive or to limit in any way the circumstances in which any Indemnitee may be deemed to have met the applicable standard of conduct set forth under Nevada law.

Section 10.5 Indemnification for Expenses Incurred in Enforcing Rights.

The Corporation shall indemnify any Indemnitee against any and all Expenses and, if requested by an Indemnitee, shall pay such Expenses to such Indemnitee in advance of final disposition on such terms and conditions as the Board deems appropriate, that are incurred by such Indemnitee in connection with any claim asserted against or action brought by such Indemnitee for (a) enforcement of this Article X, (b) indemnification of Expenses or Expense Payments by the Corporation under any agreement or under applicable law or under any provision of these Bylaws or the Articles now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or (c) recovery under directors’ or officers’ liability insurance policies maintained by the Corporation.

Section 10.6 Notification and Defense of Proceeding.

10.6.1. Promptly after receipt by an Indemnitee of notice of the commencement of any Proceeding relating to an Indemnifiable Event, such Indemnitee shall, if a claim in respect thereof is to be made against the Corporation under this Article X, notify the Corporation of the commencement thereof; but the omission to so notify the Corporation shall not relieve it from any liability that it may have to such Indemnitee.

10.6.2. With respect to any Proceeding relating to an Indemnifiable Event as to which an Indemnitee notifies the Corporation of the commencement thereof, the Corporation shall be entitled to participate in such Proceeding at its own expense and except as otherwise provided below, and, to the extent the Corporation so wishes, it may assume the defense thereof with counsel reasonably satisfactory to such Indemnitee. After notice from the Corporation to the applicable Indemnitee of its election to assume the defense of any Proceeding relating to an Indemnifiable Event, the Corporation shall not be liable to such Indemnitee under this Article X or otherwise for any Expenses subsequently incurred by such Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. The applicable Indemnitee shall have the right to employ such Indemnitee’s own counsel in such Proceeding but all Expenses related thereto incurred after notice from the Corporation of its election to assume the defense shall be at such Indemnitee’s expense unless: (a) the employment of counsel by such Indemnitee has been authorized by the Corporation, (b) such Indemnitee has reasonably determined that there may be a conflict of interest between such Indemnitee and the Corporation in the defense of the Proceeding, (c) Independent Counsel has determined that a Change in Control has occurred, or (d) the Corporation shall not within 30 calendar days in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Corporation. If the Corporation has selected counsel to represent the applicable Indemnitee and other current and former directors and officers of the Corporation and its Affiliates and subsidiaries in the defense of a Proceeding, and a majority of such persons, including such Indemnitee, reasonably object to such counsel selected by the Corporation pursuant to this Section 10.6.2, then such persons, including such Indemnitee, shall be permitted to employ one additional counsel of their choice and the reasonable fees and expenses of such counsel shall be at the expense of the Corporation; provided, however, that such counsel shall be chosen from amongst the list of counsel, if any, approved by any company with which the Corporation obtains or maintains insurance. In the event separate counsel is retained by an Indemnitee pursuant to this Section 10.6.2, the Corporation shall cooperate with such Indemnitee with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to such Indemnitee and such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which the determination shall have been made by the applicable Indemnitee pursuant to clause (b) above or by Independent Counsel pursuant to clause (c) above.

10.6.3. The Corporation shall not be liable to indemnify an Indemnitee under this Article X or otherwise for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent, provided, however, that if a Change in Control has occurred, the Corporation shall be liable for indemnification of an Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on any Indemnitee without such Indemnitee’s written consent. Neither the Corporation nor any Indemnitee shall unreasonably withhold their consent to any proposed settlement. The Corporation’s liability hereunder shall not be excused if participation in the Proceeding by the Corporation was barred by this Article X.

Section 10.7 Non-Exclusivity.

The rights of each Indemnitee hereunder are non-exclusive and shall be in addition to any other rights such Indemnitee may have under applicable law, the Articles, under any agreement or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Articles, these Bylaws or applicable law, it is the intent of the parties that each Indemnitee enjoy by this Article X the greater benefits so afforded by such change.

Section 10.8 Liability Insurance.

The Corporation has the power to purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and Expenses incurred by him or her in his or her capacity, whether or not the Corporation has the authority to indemnify the Indemnitee against such liability and expenses. The other financial arrangements described in the preceding sentence made by the Corporation may include the creation of a trust fund, the establishment of a program of self insurance, securing the Corporation’s obligation of indemnification by granting a security interest or other lien on any assets of the Corporation or the establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this Article X may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court. The fact that the Corporation purchases such insurance or maintains such other financial arrangements shall not limit the scope of indemnity granted to an Indemnitee by this Article X. In the absence of fraud, the decision by the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 10.8 and the choice of the person to provide the insurance or other financial arrangement is conclusive and the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his or her action, even if the director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 10.9 Subrogation.

In the event of payment under this Article X, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the applicable Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 10.10 No Duplication of Payments.

The Corporation shall not be liable under this Article X to make any payment in connection with any claim made against any Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 10.11 Contractual Rights.

The right of each Indemnitee to be indemnified or to the advancement or reimbursement of Expenses (a) is a contract right based upon good and valuable consideration, pursuant to which such Indemnitee may sue as if these provisions were set forth in a separate written contract between him or her and the Corporation, and (b) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article X (including, without limitation, this Section 10.11), nor the adoption of any provision of the Articles, nor to the fullest extent permitted by Nevada law, any modification of law, shall adversely affect the rights of any person who is or was an Indemnitee under this Article X with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, without the written consent of such person.

Section 10.12 Indemnification Agreements.

In addition to the provisions of this Article X, the Corporation may enter into agreements with any director, officer, employee or agent of the Corporation or any of its Affiliates or subsidiaries providing for indemnification to the fullest extent permitted by Nevada law.

Section 10.13 Applicability to Federal Election Campaign Act of 1971, as Amended.

The rights provided by this Article X shall be applicable to any present or former director, officer, employee or agent of the Corporation appointed from time to time by the Chief Executive Officer of the Corporation or his designee to serve in the administration and management of any separate, segregated fund established for purposes of collecting and distributing voluntary employee political contributions to federal election campaigns pursuant to the Federal Election Campaign Act of 1971, as amended, provided that any such present or former director, officer, employee or agent has served as such capacity on or after the Effective Date, and any such present or former director, officer, employee or agent shall be deemed to be an Indemnitee under this Article X.

Section 10.14 Severability.

If any provision (or portion thereof) of this Article X shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the remaining provisions of this Article X shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

Section 10.15 Subsidiaries.

On vote of the Board, the Corporation may assent to the adoption of this Article X by any subsidiary, whether or not wholly owned.

ARTICLE XI

CORPORATE SEAL

The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word “Nevada”.

ARTICLE XII

INTERPRETATION

Reference in these Bylaws to any provision of Nevada law or the Nevada Revised Statutes shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof by the Nevada Supreme Court.